June 13, 2006

Securities and Exchange Commission
Office of the Chief Accountant
Washington, DC 20549
Attn: SECPS Letter File/Mail Stop 9-5

Re:	iPhone2, Inc. Commission file number: 000-32471

Gentlemen:

Please be informed that on June 13, 2006 the client-auditor relationship between our firm and iPhone2, Inc., f/k/a Thermotek International, Inc. has ended.

Very truly yours,

Sherb & Co., LLP
Certified Public Accountants

via fax